Exhibit 3 (i)
                                    ARTICLES

                                       OF

                                  INCORPORATION

                                       OF

                        FIRST COMMUNITY BANCSHARES, INC.


FIRST:      The name of this corporation is First Community Bancshares, Inc.

SECOND: The registered agent for the corporation is CSC Services of Nevada, Inc., whose street address and mailing address are 502 East John Street, Carson City, NV 89706.

THIRD: The purpose or purposes for which this corporation is organized are as follows:

            To own, buy, acquire, sell, exchange, assign, lease and deal in and with real and personal property and any interest or right therein;

            To own, buy, acquire, sell, exchange, assign, pledge and deal with voting stock, non-voting stock, notes, bonds, evidences of indebtedness and rights and options in and to other corporate and non-corporate entities, and to pay therefor in whole or in part in cash or by exchanging therefor stocks, bonds, or other evidences of indebtedness or securities of this or any other corporation, and while the owner or holder of any such stocks, bonds, debentures, notes, evidences of indebtedness or other securities, contracts, or obligations, to receive, collect, and dispose of the interest, dividends and income arising from such property, and to possess and exercise in respect thereof, all the rights, powers and privileges of ownership, including all voting powers on any stocks so owned.

            To borrow money without limit as to amount; and

            To engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Ten Million (10,000,000) shares of Common Stock, all of a par value of One Dollar ($1.00) each, and One Million (1,000,000) shares of preferred stock, whose par or face value, voting powers, designations, preferences, interest rate, limitations, restrictions and relative rights shall be determined from time to time by resolution of the Board of Directors of the corporation.

FIFTH:      The name and post office address of the incorporator is as follows:

            NAME                                POST OFFICE ADDRESS

            Eugene E. Derryberry                P.O. Box 40013
                                                Roanoke, VA  24038




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SIXTH:      The members of the corporation's governing board shall be styled as directors. The initial directors of the corporation shall consist of 12 persons, divided into the aforesaid classes as follows:

            Class A

                    Allen T. Hamner                3 Lincoln Way
                                                   Buckhannon, WV  26201

                    B.W. Harvey                    c/o Acme Markets
                                                   P.O. Box 1457
                                                   Bluefield, WV  24701

                    John M. Mendez                 #6 Sandrine Pointe
                                                   Princeton, WV  24740

                    Harold Wood                    Box 97
                                                   Flat Top, WV  25841

            Class B

                    Sam Clark                      State Farm Insurance
                                                   Box 700
                                                   Oceana, WV  24870

                    Robert E. Perkinson, Jr.       MAPCO Coal, Inc.
                                                   P.O. Box 1349
                                                   Bluefield, VA  24605

                    William P. Stafford            Princeton Machinery Service
                                                   HC 71, Box 6
                                                   Princeton, WV  24740

                    W.W. Tinder, Jr.               Tinder Enterprises
                                                   P.O. Box 980
                                                   Bluefield, WV  24701

            Class C

                    James L. Harrison, Sr.         P.O. Box 5462
                                                   Princeton, WV  24740

                    I. Norris Kantor               Katz, Kantor & Perkins
                                                   P.O. Box 727
                                                   Bluefield, WV  24701

                    A.A. Modena                    4 Windsor Circle Drive
                                                   Bluefield, VA  24605

                    William P. Stafford, II        Brewster, Morhous & Cameron
                                                   P.O. Box 529
                                                   Bluefield, WV  24701

            The number of directors of the corporation, not less than 12, shall be fixed in accordance with the Bylaws. Directors shall be divided into three classes (A, B and C). The initial term of office for directors in Classes A, B and C shall expire at the Annual Meeting of Stockholders in 1998, 1999 and 2000, respectively. At each Annual Meeting of Stockholders, directors for the class whose term then expires shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after election, and shall continue to hold office until their respective successors are elected and qualify. In the event of any increase or decrease in the number of directors fixed by the Bylaws, all classes of directors shall be increased or decreased as equally as possible. No person who has attained the age of 70 years shall be elected or appointed as a director of this corporation; provided, however, that every person, otherwise eligible, who was serving as a director of the


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

            corporation on December 31, 1990, shall continue to be eligible for re-election as a director of the corporation regardless of age.

            All vacancies on the Board of Directors, including those resulting from an increase in the authorized number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum. Each director so chosen shall hold office until the expiration of the term of the class to which his position has been assigned. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. No director may be removed from office except for cause relating to the proper performance of his duties as a director and then only by the affirmative vote of the holders of more than two-thirds of the stock of the corporation then outstanding and entitled to vote thereon (without voting by class) at a meeting duly called for that purpose.

            The affirmative vote of the holders of more than two-thirds of the stock of the corporation then outstanding and entitled to vote thereon (without voting by class) shall be required to amend or repeal this Article or adopt any provision inconsistent herewith.

SEVENTH:

            Section 1. The corporation shall not be governed by the provisions of Nevada Revised Statutes 78.411 to 78.444, inclusive. The provisions of this Article shall govern in lieu thereof. For the purposes of this Article:

            (A) The Term "Business Combination" means any of the following transactions:

                  (i) Any merger or consolidation of the corporation or any Subsidiary with or into any Interested Stockholder, or

                  (ii) Any sale, lease, exchange, transfer, or other disposition (in one transaction or a series of related transactions) to or with any Interested Stockholder of any assets of the corporation or any Subsidiary when such assets have an aggregate fair market value of $5,000,000 or more; or

                  (iii) The issuance or transfer to any Interested Stockholder by the corporation or any Subsidiary (in one transaction or a series of transactions) of any equity securities of the corporation or any Subsidiary where any such equity securities have an aggregate fair market value of $5,000,000 or more; or

                  (iv) The adoption of any plan or proposal for the liquidation or dissolution of the corporation; or

                  (v) Any agreement, contract, or other arrangement providing for any of the transactions described in this definition of a "Business Combination".

            (B) A "Person" means any individual, firm, corporation, or other entity.

            (C) "Interested Stockholder" means (i) any person (other than the corporation, a Subsidiary of the corporation, or any profit-sharing, employee stock ownership or employee benefit plan of the corporation or a Subsidiary of the corporation, or any trustee of a fiduciary with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934 ("1934 Act") as in effect on January 1, 1990) of 15 percent (15%) or more of the outstanding capital stock of the corporation entitled to vote for the Election of Directors, and (ii) any Affiliate or Associate of any such person, including any corporation which after the transaction in question would be an Interested Stockholder.

            (D) "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the 1934 Act, as in effect on January 1, 1990.

            (E) "Subsidiary" means any business entity, fifty percent (50%) or more of which is directly or indirectly owned by the corporation.


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

            (F) "Continuing Director" means any member of the Board of Directors of the corporation who is neither an Interested Stockholder nor affiliated with, proposed or nominated by, or controlled by an Interested Stockholder.

            Section 2. If the provisions of Section 3 of this Article have not been satisfied, any Business Combination shall require the affirmative vote, in person or by proxy, of the holders of more than eight-five percent (85%) of the stock, or the maximum allowed by law, if less, of the corporation then outstanding and entitled to vote (without voting by class). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement of the corporation with any national securities exchange or otherwise.

            Section 3. Any Business Combination shall require only such affirmative vote by the holders of all classes of the capital stock of the corporation ("Holders") as is required by applicable law and any other provision of the Certificate of Incorporation of the corporation, exclusive of Section 2 of this Article, if the conditions of either Subparagraph (A) or (B) are met;

            (A) The Business Combination has been approved by a vote of a majority of all the directors, and by a vote of a majority of all the Continuing Directors; or

            (B)   All of the following conditions have been satisfied:

                  (1) The Holders shall receive an aggregate amount of (i) cash and (ii) fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash, at least equal to the greater of (i) the highest per share price (including any brokerage commissions, transfer taxes, and fees) paid by the Interested Stockholder for any shares of such class or series of stock acquired by the Interested Stockholder, or (ii) in the case of preferred stock, the highest preferential amount per share applicable to such stock; and

                  (2) The consideration to be received by Holders of any class or series of outstanding common or preferred stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class or series of stock. If the Interested Stockholder has paid for shares of any class or series of stock with varying forms of consideration, the form of consideration given for such class or series of stock in the Business Combination shall be either cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by the Interested Stockholder; and

                  (3) A proxy statement complying with the requirements of the 1934 Act and the rules and regulations thereunder (or any subsequent provisions replacing the 1934 Act and such rules and regulations) shall be mailed to the stockholders of the corporation at least 30 days prior to the holding of any meeting of stockholders of the corporation to vote upon the Business Combination (whether or not such proxy or information statement is required pursuant to the 1934 Act or any subsequent provisions) which shall contain in the forepart thereof in a prominent place any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors may choose to state and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination from the point of view of the Holders of any class of voting stock of the corporation other than the Interested Stockholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests, and to be paid by the corporation a reasonable fee for its services upon receipt by the corporation of such opinion).

            Section 4. A majority of the Continuing Directors shall have the power to make all determinations with respect to this Article including without limitation determining the transactions that are Business Combinations, the persons who are Interested Stockholders, the time at which an Interested Stockholder became an Interested Stockholder, the fair market value of any assets, securities, or other


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            property, and whether a person is an Affiliate or Associate of another; and any such determinations of such Continuing Directors shall be conclusive and binding.

            Section 5. Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

            Section 6. Notwithstanding any other provisions of the Certificate of Incorporation or of the Bylaws of the corporation (and in addition to any other vote that may be required by law or of the Bylaws of the corporation), the affirmative vote of the Holders or more than 85% of the stock of the corporation then outstanding and entitled to vote (without voting by class) shall be required in order to amend or repeal this Article or adopt any provision inconsistent herewith.

EIGHTH: (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including amounts paid in settlement and attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the corporation unless and only to the extent that an appropriate court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as the court shall deem proper.

            (c) Any indemnification under subsections (a) and (b) of this Article (unless ordered by the court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
            (b) of this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum constituting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

            (d) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation as authorized in this section. Such expense incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

            (e) The corporation may (but need not) purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or expenses incurred by him in any such capacity, or arising out of this status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.


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            (f) No director of the corporation shall be liable to the
            corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director; (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; (iii) for the payment of any distribution in violation of Nevada Revised Statute 78.300; or (iv) for any transaction from which the director derived an improper personal benefit.




Date:  July 24, 1997                   /s/ Eugene E. Derryberry
                                       ----------------------------------------
                                       Eugene E. Derryberry,
                                       Incorporator

Commonwealth of Virginia

City of Roanoke

      Subscribed and sworn to before me in my jurisdiction aforesaid this 25th day of July, 1997.


                                       /s/ Leigh S. Holland
                                       ----------------------------------------
                                         Notary Public

                        My commission expires: 09/30/1998
                                              -----------



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                        FIRST COMMUNITY BANCSHARES, INC.
                            CERTIFICATE OF AMENDMENT


1. The name of the corporation is FIRST COMMUNITY BANCSHARES, INC.

2. Article Fourth of the Articles of Incorporation is amended to read as follows:

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Fifteen Million (15,000,000) shares of Common Stock, all of a par value of One Dollar ($1.00) each, and One Million (1,000,000) shares of preferred stock, whose par or face value, voting powers, designations, preferences, interest rate, limitations, restrictions and relative rights shall be determined from time to time by resolution of the Board of Directors of the corporation.

3. Pursuant to Section 78.390 of the Nevada Revised Statutes, the undersigned President and Secretary of the corporation hereby certify that the holders of 5,828,158 shares voted in favor of the amendment, the holders of 259,051 shares voted against the amendment, and the holders of 1,045 shares abstained. Accordingly, the holders of at least a majority of the voting power did vote in favor of the proposed amendment.


Date:   May 12, 2000
      --------------
FIRST COMMUNITY BANCSHARES, INC.



By:   /s/James L. Harrison Sr.
      ------------------------

President



By:   /s/John M. Mendez
      ------------------
Secretary


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                        FIRST COMMUNITY BANCSHARES, INC.
                            CERTIFICATE OF AMENDMENT


1. The name of the corporation is FIRST COMMUNITY BANCSHARES, INC.

2. The first two paragraphs of Article Sixth of the Articles of Incorporation are amended to read as follows:

The members of the corporation's governing board shall be styled as directors. The number of directors of the corporation shall be determined in accordance with a bylaw or amendment thereof duly adopted by a majority of the Board of Directors. The Board of Directors of the corporation shall divide the directors into three classes, as nearly equal in number as reasonably possible, designated Class I, Class II and Class III, respectively. Directors shall be assigned to each class consistently with the classes they currently occupy. At each annual meeting of stockholders or special meeting in lieu thereof, directors elected to succeed the directors of the class whose terms expire at such meeting shall be elected for a full term of three years. Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. No person who has attained the age of 70 years shall be elected or appointed as a director of this corporation; provided, however, that every person otherwise eligible, who was serving as a director of the corporation on December 31, 1990, shall continue to be eligible for re-election as a director of the corporation regardless of age.

3. Pursuant to Section 78.390 of the Nevada Revised Statutes, the undersigned President and Secretary of the corporation hereby certify that the holders of 6,455,433 shares voted in favor of the amendment, the holders of 46,025 shares voted against the amendment, and the holders of 24,222 shares abstained. Accordingly, the holders of at least two-thirds of the voting power did vote in favor of the proposed amendment, as required by Article Sixth.

Date: April 16, 2002
      --------------
FIRST COMMUNITY BANCSHARES, INC.



By  /s/ John M. Mendez
    ------------------
President



By  /s/ Robert L. Buzzo
    -------------------
Secretary


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